Execution Copy











                   STOCK  PURCHASE  AGREEMENT



                        by  and  among



                RELIANT  BUILDING  PRODUCTS,  INC.

                                                  ("Buyer")



                           and



            THE  STOCKHOLDERS,  WARRANT  HOLDERS  AND
            OPTION  HOLDERS  OF  CFA  HOLDING  COMPANY

                                                  ("Sellers")



                        December  17,  1997





                       TABLE  OF  CONTENTS

                                                        Page
ARTICLE  1    Definitions

1.1  Definitions
1.2  Accounting  Terms

ARTICLE  2    Purchase  and  Sale


2.1  Purchase  and  Sale
2.2  Purchase  Price
2.3  Allocation  of  Purchase  Price
2.4  Net  Closing  Date  Indebtedness;  Working  Capital  Adjustment

ARTICLE 3 Sellers' Representations and Warranties Concerning the Transaction

3.1  Authority  and  Capacity
3.2  Ownership  of  Securities
3.3  Execution  and  Delivery;  Enforceability
3.4  Noncontravention
3.5  Brokerage

ARTICLE 4 Sellers' Representations and Warranties Concerning the Acquired Companies

4.1  Organization  and  Good  Standing  of  Acquired  Companies
4.2  Capital  Stock  of  Acquired  Companies
     4.2.1  The  Company
     4.2.2  Subsidiaries
4.3  Other  Ventures
4.4  Noncontravention
4.5  Financial  Statements
4.6  Absence  of  Undisclosed  Liabilities
4.7  Absence  of  Certain  Changes  or  Events
4.8  Taxes
4.9  Employees
4.10  Employee  Benefit  Plans
4.11  Environmental,  Health  and  Safety  Matters
4.12  Permits;  Compliance  with  Laws
4.13  Real  and  Personal  Properties
4.14  Accounts  Receivable
4.15  Inventories
4.16  Intellectual  Properties
4.17  Contracts
4.18  Litigation
4.19  Brokerage
4.20  Customers
4.21  Disclosure

ARTICLE  5    Representations  and  Warranties  of  Buyer

5.1  Organization;  Authorization
5.2  Execution  and  Delivery;  Enforceability
5.3  Governmental  Authorities;  Consents
5.4  Brokerage
5.5  Investment  Intent

ARTICLE  6    Conditions  to  Closing

6.1  Conditions  to  Buyer's  Obligation  to  Close
6.2  Conditions  to  Sellers'  Obligation

ARTICLE  7    The  Closing

ARTICLE  8    Additional  Covenants  and  Agreements

8.1  Pre-Closing  Covenants  and  Agreements
     8.1.1  Conductof  Business
     8.1.2  Access
     8.1.3  Satisfaction  of  Closing  Conditions
     8.1.4  Termination
     8.1.5  Specific  Performance
8.2  Miscellaneous  Covenants
     8.2.1  Publicity
     8.2.2  Expenses
     8.2.3  No  Assignments
     8.2.4  Confidentiality
     8.2.5  Exclusivity
     8.2.6  Access  by  Sellers
     8.2.7  Continuation  of  Indemnification
     8.2.8  Sellers'  Representative
     8.2.9  Section  338  Election
     8.2.10  Noncompetition
     8.2.11  Bacon  Note

ARTICLE  9    Indemnification

9.1  Indemnification  of  Buyer
9.2  Limitations  on  Indemnification  of  Buyer
9.3  Indemnification  of  Sellers
9.4  Limitations  on  Indemnification  of  Sellers
9.5  Third-Party  Claims

ARTICLE  10    Certain  Definitions

ARTICLE  11    Construction;  Miscellaneous  Provisions

11.1  Notices
11.2  Entire  Agreement
11.3  Modification  and  Waiver
11.4  Survival
11.5  Jurisdiction  and  Venue
11.6  Binding  Effect
11.7  Headings
11.8  Number  and  Gender
11.9  Counterparts
11.10  Third  Parties
11.11  Schedules  and  Exhibits
11.12  Time  Periods
11.13  Governing  Law





                     STOCK  PURCHASE  AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 17th day of December, 1997, by and among Reliant Building Products, Inc., a Delaware corporation, as purchaser ("Buyer"), and each of the Persons identified on Schedule 4.2.1 to this Agreement, as sellers (each, a "Seller," and collectively, the "Sellers").

                           RECITALS:

     A. CFA Holding Company, a Delaware corporation (the "Company"), owns directly or indirectly all of the issued and outstanding shares of the capital stock of each of Care Free Aluminum Products, Inc., a Michigan corporation ("Care Free"), Alpine Industries, Inc., a Washington corporation ("Alpine"), and Ultra Building Systems, Inc., a New Jersey corporation ("Ultra," and together with Care Free and Alpine, the "Subsidiaries").

     B. Sellers own, in the aggregate, all of the issued and outstanding shares of capital stock of the Company (as more particularly defined herein, the "Shares") and all of the issued and outstanding warrants and options to purchase shares of capital stock of the Company (as more particularly defined herein, the "Warrants" and the "Stock Options," respectively).

     C. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the Shares, all of the Warrants and all of the Stock Options, upon and subject to the terms and conditions set forth in this Agreement.

     Now, therefore, in consideration of and in reliance upon the mutual representations, warranties, covenants and agreements set forth in this Agreement, Buyer and Sellers hereby agree as follows:

                                ARTICLE  1

                               Definitions

     1.1 Definitions. Certain terms used in this Agreement shall have the meanings set forth in Article 10, or elsewhere herein as indicated in Article 10.

     1.2 Accounting Terms. Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings attributed to them under GAAP except as may otherwise be specified herein.

                                 ARTICLE  2

                            Purchase  and  Sale

     2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, each Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase from each Seller, all of such Seller's right, title and interest in and to all of the Shares, Warrants and Stock Options owned by such Seller, as more specifically identified on Schedule 4.2.1 (as to each Seller, respectively, the "Seller's Respective Securities").

     2.2 Purchase Price. The aggregate purchase price for all of the Shares, Warrants and Stock Options shall be an amount (the "Purchase Price") equal to: (i) One Hundred Twenty-Three Million Dollars ($123,000,000) (the "Enterprise Value"), minus (ii) the Net Closing Date Indebtedness minus (iii) the Working Capital Adjustment. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall pay and deliver the Purchase Price, less Four Million Dollars ($4,000,000) (the "Escrow Amount"), to Sellers in cash or its equivalent by means of a wire transfer of immediately available funds to an account (the "Sellers' Account") designated by FNL Management Corp. (the "Sellers' Representative") and to Bank One, N.A., Cleveland, Ohio, as escrow agent, the Escrow Amount to be held pursuant to the Indemnification Escrow Agreement attached hereto as Exhibit 2.2 (the "Escrow Agreement"). Payment by Buyer of the Purchase Price into the Sellers' Account and to such escrow agent pursuant to the Escrow Agreement shall constitute payment by Buyer to each Seller and satisfaction of Buyer's obligation to pay the Purchase Price hereunder, and Sellers shall be solely responsible among themselves for allocating and distributing to each Seller such Seller's respective share of the Purchase Price from the Sellers' Account.

     2.3 Allocation of Purchase Price. At the Closing, the Purchase Price shall be allocated among the respective Sellers in accordance with the provisions of Schedule 2.3. The portion of the Purchase Price so allocated to each Seller shall be paid and distributed to such Seller in cash or its equivalent by means of a wire transfer of immediately available funds to an account designated by such Seller to the Seller's Representative prior to the Closing.

     2.4 Net Closing Date Indebtedness; Working Capital Adjustment. As used in this Agreement, "Net Closing Date Indebtedness" means an amount equal to (i) the sum of all of the Acquired Companies' indebtedness to institutional lenders for borrowed money (including, without limitation, obligations in respect of principal, accrued interest, and any applicable prepayment charges or premiums, and any charges or premiums payable by an Acquired Company in respect of the cancellation or termination of any outstanding interest rate "swap" agreements or similar arrangements with such lenders), plus (ii) the sum of the outstanding principal balance and all accrued but unpaid interest under the Kinco Note, plus (iii) the maximum outstanding liability of the Acquired Companies for additional purchase price payments pursuant to Section
3.2.5 and Exhibit A of the Windowman Purchase Agreement (which, as of the date of this Agreement, aggregates $1,800,000), minus (iv) the sum of all cash, cash equivalents and marketable securities held by the Acquired Companies; all as determined in good faith by the Company on a consolidated basis as of the close of business on the day immediately preceding the Closing Date, in accordance with GAAP, and set forth in a certificate signed by the chief financial officer of the Company and delivered to Buyer and Seller's Representative (the "Company Certificate").

     As used in this Agreement, the "Working Capital Adjustment" means Seven Million Dollars ($7,000,000) minus the Closing Date Working Capital Amount. If the foregoing calculation results in a negative number, the Working Capital Adjustment shall be zero. As used herein, the "Closing Date Working Capital Amount" shall mean the excess of Current Assets over Current Liabilities. "Current Assets" shall mean the sum of the Company's and its consolidated
Subsidiaries':

          (i)  accounts  receivable  net  of  allowance for doubtful accounts;
          (ii)  other  receivables;
          (iii)  inventory  net  of  inventory  reserves;  and
          (iv)  prepaid  expenses/other  current  assets;

each determined as of the close of business on the day immediately preceding the Closing Date. "Current Liabilities" shall mean the sum of the Company's and its consolidated Subsidiaries' accounts payable and other current liabilities (including accrued expenses and other accrued current liabilities), each determined as of the close of business on the day immediately preceding the Closing Date. For purposes hereof, Current Assets and Current Liabilities shall be determined in accordance with GAAP in a manner consistent with the Company's accounting procedures used to prepare the Interim Balance Sheet, and both shall be calculated without taking into account the effects of any disposition or exercise of any Stock Options hereunder or otherwise. The Working Capital Adjustment shall be determined in good faith by the Company and set forth in the Company Certificate.

     Sellers shall cause the Acquired Companies to perform a physical inventory as of the close of business on the day immediately preceding the Closing Date. Representatives of Buyer shall be permitted to observe each such inventory. Within twenty (20) business days after the Closing, Sellers' Representative shall deliver to Buyer a calculation of the value of the Acquired Companies' inventories as of the close of business on the day immediately preceding the Closing Date determined in accordance with GAAP in a manner consistent with the Company's accounting procedures used to prepare the Interim Balance Sheet, together with information sufficient to allow Buyer to verify such valuation (the "Preliminary Inventory Valuation"). For purposes of such calculation, Sellers' Representative shall have reasonable access to such of the Acquired Companies' facilities, personnel and records as are necessary or appropriate to complete the valuation of the Acquired Companies' inventories in accordance with this paragraph.

     As soon as practicable after receipt of the Preliminary Inventory Valuation, Buyer shall cause the Company to prepare and deliver to Buyer and to Sellers' Representative a calculation of Net Closing Date Indebtedness and the Working Capital Adjustment. If either Buyer or Sellers' Representative shall object to either calculation by written notice to the other and to the Company delivered within twenty (20) days after delivery of said calculation, Sellers' Representative and Buyer shall for sixty (60) days after such delivery negotiate any differences between the calculations of Net Closing Date Indebtedness and the Working Capital Adjustment. If the Sellers' Representative and Buyer are unable to resolve the dispute, Sellers and Buyer shall promptly retain a nationally recognized "big five" independent accounting firm acceptable to both the Sellers' Representative and Buyer (the "Independent Accountants"). The decision of the Independent Accountants shall be final and binding on, and non-appealable by, Sellers and Buyer. The fees and expenses of the Independent Accountants shall be paid by the party whose estimates of Net Closing Date Indebtedness and the Working Capital Adjustment are furthest from the Independent Accountants' calculations of Net Closing Date Indebtedness and the Working Capital Adjustment. Sellers or Buyer, as applicable, shall promptly pay any adjustment to the Purchase Price determined by the foregoing procedures.

                                   ARTICLE  3

           Sellers'  Representations  and  Warranties  Concerning  the
                                  Transaction

     Each Seller represents and warrants to Buyer that the following statements contained in this Article 3 are true and correct at and as of the date of this Agreement with respect to such Seller. No Seller makes any representation or warranty as to the following matters with respect to any other Seller.

     3.1 Authority and Capacity. Seller possesses all requisite legal right, power, authority and capacity (including, if Seller is a corporation, partnership or trust, all requisite corporate, partnership or trust power and authority) to execute, deliver and perform this Agreement, including, without limitation, the authority and capacity to sell and transfer Seller's Respective Securities to Buyer as provided by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller.

     3.2 Ownership of Securities. Seller owns good, valid and marketable title to all of such Seller's Respective Securities free and clear of all Liens.

     3.3 Execution and Delivery; enforceability. This Agreement and each other document, instrument or agreement to be executed and delivered by Seller in connection herewith has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by principles of equity.

     3.4 Noncontravention. Except for the applicable requirements of the HSR Act, and other than restrictions arising under the Stockholders' Agreement, Seller is not required to submit any notice, report or other filing with any governmental authority in connection with Seller's execution, delivery or performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Seller in connection herewith, and such execution, delivery and performance will not violate or conflict with, or result in any violation of, any Law by which Seller is bound or result in a default under any agreement, order, writ, injunction, judgment or decree to which Seller is a party. No consent, approval or authorization of any governmental authority or any other Person is required to be obtained by Seller in connection with Seller's execution, delivery and performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Seller in connection herewith.

     3.5 Brokerage. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of Seller, to receive any commission, brokerage, finder's fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement, except for Bowles Hollowell Conner & Co., whose fees and expenses will be paid by Sellers.

                                ARTICLE  4

     Sellers'  Representations  and  Warranties  Concerning  the Acquired
                               Companies

     Each Seller represents and warrants to Buyer that the following statements contained in this Article 4 are true and correct at and as of the date of this Agreement.

     4.1 Organization and Good Standing of Acquired Companies. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Care Free is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Alpine is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Ultra is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Schedule 4.1 contains a complete and accurate copy of the Certificate of Incorporation and the By-Laws of the Company, including all amendments thereto, and the Articles of Incorporation and the By-Laws of each of the Subsidiaries, including all amendments thereto. Each of the Acquired Companies has all requisite corporate power and authority to own and lease its assets and to operate its business as now being owned, leased and operated. Each Acquired Company is duly qualified or licensed to do business as a foreign corporation in, and is in good standing in, each jurisdiction in which the nature of its business or its ownership of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not reasonably be likely to result in a Material Adverse Effect.

     4.2          Capital  Stock  of  Acquired  Companies.

          4.2.1 The Company. The total authorized capital stock of the Company consists of Two Thousand Three Hundred Seventy-Five (2,375) shares of common stock, $.001 par value per share, which are classified as follows: (a) 1,000 shares of Class A Common Stock; (b) 500 shares of Class B Common Stock;
(c) 250 shares of Class C Common Stock; (d) 125 shares of Class D Common Stock; and (e) 500 shares of Class E Common Stock. Of such authorized shares, a total of One Thousand One Hundred Fifty-Four and 5,475/10,000ths (1,154.5475) are issued and outstanding and are owned of record by the Sellers in the respective amounts and in the respective classes set forth on Schedule
4.2.1. All of the Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for the Warrants and the Stock Options, and except for the Stockholders' Agreement, there does not exist nor is there outstanding any right or security granted or issued by the Company to any Person to cause the Company to issue, deliver or sell any shares of capital stock of the Company to any Person or any securities convertible into or evidencing the right to purchase or subscribe for any shares of capital stock (including, without limitation, any warrant, stock option, convertible debt obligation, subscription for stock or securities convertible into stock of the Company, or any other similar right, security, instrument or agreement). Other than this Agreement and the
Stockholders Agreement, there are no agreements, understandings or arrangements with respect to the dividend rights, voting, sale or transfer of shares of capital stock of the Company. As of the Closing, immediately after giving effect to the sale to Buyer of all of the Shares, Warrants and Stock Options, all of the issued and outstanding shares of the capital stock of the Company will be owned by Buyer free and clear of all Liens other than such as may be created by Buyer effective as of the Closing.

          4.2.2 Subsidiaries. Schedule 4.2.2 sets forth, for each Subsidiary, the number of shares of authorized capital stock of each class of its capital stock, and the number of issued and outstanding shares of each class of its capital stock. The Company owns, beneficially and of record, all of the issued and outstanding shares of the capital stock of Care Free and Alpine, and Care Free owns all of the issued and outstanding shares of the capital stock of Ultra, free and clear of any Liens other than Liens identified on Schedule 4.13(c). All of the issued and outstanding stock of the Subsidiaries (the "Subsidiary Stock") has been duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights. There does not exist nor is there outstanding any right or security granted or issued by the Company or any Subsidiary to any Person to cause the Company or any Subsidiary to issue or sell any shares of capital stock of any Subsidiary to any Person or any securities convertible into or evidencing the right to purchase or subscribe for any share of capital stock (including, without limitation, any warrant, stock option, convertible debt obligation, subscription for stock or securities convertible into stock of any Subsidiary, or any other similar right, security, instrument or agreement). There are no agreements, understandings or arrangements with respect to the dividend rights, voting, sale or transfer of shares of the capital stock of any of the Subsidiaries.

     4.3 Other Ventures. Except for the Subsidiary Stock, none of the Acquired Companies possesses any equity ownership interest exceeding two percent (2%) in any other business entity or is a member of any partnership or joint venture.

     4.4 Noncontravention. Except as set forth in Schedule 4.4, and assuming that all filings required by the HSR Act are duly made and all applicable waiting periods thereunder have expired or been terminated, the execution and delivery of this Agreement by Sellers and the consummation of the transactions contemplated hereby: (a) will not violate any provision of the Certificate of Incorporation or the By-Laws of the Company; (b) will not violate any Law; and (c) will not result in a breach or violation of, or constitute a default under, or give rise to a right of any party to accelerate, modify or terminate, any contract, agreement, instrument or indenture to which any of the Acquired Companies is a party or by which any assets of an Acquired Company are bound, except where such breach or violation, default, acceleration, modification or termination would not reasonably be likely to result in a Material Adverse Effect.

     Except for compliance with the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any national, state or local governmental or regulatory agency or authority is required to be made or obtained by the Acquired Companies in connection with the transactions contemplated hereby.

     4.5 Financial Statements. Schedule 4.5 sets forth correct and complete copies of the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 1994, 1995 and 1996 (collectively, the "Audited Financial Statements"). The Audited Financial Statements have been prepared in accordance with GAAP, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods then ended. Schedule 4.5 also sets forth correct and complete copies of the unaudited consolidated balance sheet of the Company as at October 31, 1997 (the "Interim Balance Sheet") and unaudited consolidated income statement of the Company for the ten-month period then ended, each as prepared by the Company (collectively, the "Interim Financial Statements"). The Interim Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with the Audited Financial Statements and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of such date and the results of their operations for the ten-month period then ended, subject to customary year-end adjustments which would not in the aggregate have a Material Adverse Effect, and except for the absence of footnote disclosure, prior period comparative data and other presentation items which are required by GAAP, and except with respect to any items disclosed on Schedule 4.5. The Audited Financial Statements and the Interim Financial Statements shall be deemed to include any notes and schedules thereto which are included as part of Schedule 4.5.

     4.6 Absence of Undisclosed Liabilities. None of the Acquired Companies has any debts, liabilities or obligations whatsoever, whether currently due, accrued, contingent or otherwise, other than: (a) liabilities reflected or reserved against on the Interim Balance Sheet, in the notes to the Audited Financial Statements for the fiscal year ended December 31, 1996, or otherwise disclosed on any Schedule to this Agreement; (b) liabilities incurred in the ordinary course of business since the date of the Interim Financial Statements; (c) liabilities pursuant to any contract under which the Company is not in material default and which is required to be disclosed on any Schedule to this Agreement; and (d) other liabilities none of which will exceed $25,000 individually.

          4.7 Absence of Certain Changes or Events. Except as and to the extent disclosed on Schedule 4.7, since the date of the Interim Financial Statements, the Acquired Companies have been operated only in the ordinary course of business, and:

          (a) other than circumstances or events affecting the Acquired Companies and their competitors generally, there has not occurred any change in the business or financial condition of the Acquired Companies that has resulted or is reasonably likely to result, in a Material Adverse Effect;

          (b) there has not been any change in the accounting policies or practices of any Acquired Company, including practices with respect to the payment of accounts payable or the collection of accounts receivable;

          (c) the Company has not declared or paid any dividend or other distribution on or in respect of, and has not repurchased, any shares of its capital stock or any options or warrants to purchase such stock;

          (d) the Acquired Companies have not sold, transferred or subjected to any Lien, and have not committed to sell, transfer or subject to any Lien, any tangible or intangible assets having a current book value in excess of $50,000 individually or in excess of $100,000 in the aggregate, exceptfor (i) sales of inventory in the ordinary course of business, (ii) Liens for current taxes and assessments not yet due and payable or being contested in good faith by appropriate proceedings, (iii) Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen or the like or being contested in good faith by appropriate proceedings, and (iv) Liens in respect of pledges or deposits under workers' compensation laws;

          (e) the Acquired Companies have not purchased or leased, and have not committed to purchase or lease, any asset for more than $50,000 individually;

          (f) the Acquired Companies have not canceled any debts owed to them or released any claims possessed by them other than in the ordinary course of business, except for any debts or claims for which adequate reserves have been established in the Audited Financial Statements or in the Interim Financial Statements;

          (g) the Acquired Companies have not suffered any theft, damage, destruction or loss of or to any tangible asset or assets which, whether or not covered by insurance, has resulted in a Material Adverse Effect; and

          (h) none of the Acquired Companies has made, granted, or committed to make or grant any bonus or any wage, salary or compensation increase to any director, officer, employee or consultant or any increase in any employee benefit plan or arrangement, and none of the Acquired Companies has amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement.

     4.8 Taxes. All Tax returns, reports and declarations (collectively, "Tax Returns") required by any governmental authority of any jurisdiction to be filed by any Acquired Company in connection with the properties, business, income, expenses, net worth and corporate status of any Acquired Company have been timely filed, except where the failure so to file would not have a Material Adverse Effect, and the returns which have been filed are accurate and complete in all material respects. All taxes and governmental charges, including, without limitation, interest and penalties and franchise taxes (collectively, "Taxes") due pursuant to the Tax Returns or otherwise due in connection with the properties, business, income, expenses, net worth and corporate status of each Acquired Company have been paid, other than Taxes which are not yet due or which, if due, are not delinquent, or are being contested in good faith, or have not been finally determined and for which adequate reserves have been established in the Interim Financial Statements. Except as set forth on Schedule 4.8, there are no Tax claims, audits or proceedings pending or, to Sellers' knowledge, threatened in connection with the properties, business, income, expenses, net worth or corporate status of any Acquired Company. There are not currently in force any extensions of time with respect to the date on which any Tax Return is or was due to be filed by any Acquired Company, or any waivers or agreements for the extension of time for the assessment or payment of any Tax. There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Taxes of the Acquired Companies. No consent under Section 341(f) of the Code has been filed with respect to any of the Acquired Companies. The reserves and allowances for Taxes on the Interim Financial Statements are adequate to satisfy all liabilities of the Acquired Companies for Taxes through the end of the period covered thereby.

     4.9 Employees. Each of the Acquired Companies has withheld or collected from its employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same when due to the proper governmental authorities. Except as set forth on Schedule 4.9, there are no pending or, to Sellers' knowledge, threatened controversies, grievances or claims by any employee or former employee of any Acquired Company with respect to his or her employment or any benefits incident thereto which would have a Material Adverse Effect, including, but not limited to, claims of sexual harassment, unlawful discrimination or claims arising under workers' compensation laws. Except as set forth on Schedule 4.9, none of the Acquired Companies is a party to any collective bargaining agreement and, to Sellers' knowledge, there is not pending or underway any union organizational activities or proceedings with respect to employees of any Acquired Company.
Schedule 4.9 sets forth a complete list of all exempt, salaried employees of the Acquired Companies who, as of December 31, 1996, received or accrued total employment compensation of $50,000 or more in respect of the fiscal year then ended (the "Scheduled Employees"). To Sellers' knowledge without having made (or being required hereby to make) any inquiry, except as set forth on
Schedule 4.9, since December 31, 1996, no Scheduled Employee has terminated or has notified any officer of an Acquired Company that such Scheduled Employee intends to terminate his employment relationship with the Acquired Companies.

          4.10          Employee  Benefit  Plans.

          (a) Schedule 4.10 sets forth a list of all of the following arrangements which any of the Acquired Companies maintains or to which it contributes:

               (i) any nonqualified deferred compensation, retirement or severance plans, contracts or arrangements;

               (ii) any qualified defined contribution plans (as defined in Section 3(34) of ERISA or Section 414(i) of the Code);

               (iii) any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(l) of the
                         Code);

               (iv) any employee welfare benefit plans (as defined in Section 3(1) of ERISA); and

                (v) any employment, severance, "golden parachute" or termination or compensation agreements, consulting, agency or representation agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, retiree benefit or compensation plans, severance pay arrangements, employee profit-sharing plans, employee stock purchase and stock option plans, collective bargaining agreements, agreements with labor unions or other collective bargaining organizations with respect to employees of the Acquired Companies, and group life insurance, hospitalization insurance or other plans or arrangements providing for benefits for the officers, directors or employees of the Acquired Companies.

          (b) All employee benefit plans (as defined in Section 3(2) of ERISA) which an Acquired Company maintains or to which it contributes (collectively, the "Plans") comply with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, except as set forth on Schedule 4.10 or except where the failure so to comply would not have a Material Adverse Effect. Each Plan that is intended to be qualified under Sections 401(a) or (k) of the Code has received a favorable determination letter from the Internal Revenue Service after 1985.

          (c) Seller has made available to Buyer true and complete copies of (i) each of the plans, contracts or arrangements listed in Schedule 4.10, including any amendments thereto; (ii) the most recent determination letter, if any, received by any Acquired Company from the Internal Revenue Service regarding the Plans which such Acquired Company maintains or to which it contributes; (iii) the most recent financial statements and annual report or return for the Plans; and (iv) the most recently prepared actuarial valuation reports for the Plans.

          (d) None of the Acquired Companies has ever contributed to any multi-employer plan (as defined in Section 3(37) of ERISA) nor do any of the Acquired Companies have any actual or potential liability to contribute to any such plan, except as relates to employees of the Acquired Companies covered by the collective bargaining agreements identified on Schedule 4.10. None of the Acquired Companies has actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. None of the Acquired Companies has actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth on Schedule 4.10 and (ii) health care continuation benefits described in Section 4980B of the Code. None of the Acquired Companies has incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA)imposed by Sections 4980(b) and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

          (e) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. None of the Acquired Companies has incurred any liability for any excise tax arising under Sections 4971, 4972, 4980 or 4980B of the Code and no fact or event exists which could give rise to any such liability. None of the Acquired Companies has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or
(ii) the withdrawal from any multiemployer plan or multiple employer plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently dated plan year of such Plan. None of the properties or assets of the Acquired Companies is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; none of the Acquired Companies has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

          (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental authority and no fact or event exists which could give rise to any such challenge or disallowance. As of the Closing Date, no Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

          (g) Each of the guaranteed investment contracts and other funding contracts with any insurance company that are held by any of the Plans and any annuity contracts purchased by (i) any of the Plans or (ii) any pension benefit plans (as defined in Section 3(2) of ERISA) that provided benefits to any current or former employees of any of the Acquired Companies was issued by an insurance company which received the highest rating from each of Duff & Phelps Credit Rating Co., Standard & Poor's Insurance Rating Services, A.M. Best Company and Moody's Investors Service, as of the date such contract was issued, the date hereof and the Closing Date.

          (h) Each of the Acquired Companies is in compliance with the requirements of the Americans with Disabilities Act.

          (i) Each of the Acquired Companies is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN.

          (j) Except as set forth on Schedule 4.10, none of the plans, contracts or arrangements disclosed thereon provides for payments in connection with any change in control of the Acquired Companies and no amount will become due to any employee, consultant, officer or director of the Acquired Companies solely as a result of the consummation of the transactions contemplated by this Agreement.

     4.11          Environmental,  Health  and  Safety  Matters.

              (a)     As used in this Section 4.11, the following terms shall
have  the  following    meanings:

               (i) "Hazardous Material" means any hazardous or toxic substance, waste or material, any pollutant or contaminant (including petroleum) or any other similar substance which is regulated under the Environmental, Health and Safety Laws.

               (ii) "Environmental, Health and Safety Laws" means and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the regulations thereunder; the Resource Conservation and Recovery Act of 1976, as amended, and the regulations thereunder; the Occupational Safety and Health Act of 1970, as amended, and the regulations thereunder; and any other applicable federal, state, or local Law concerning pollution or protection of the environment, public health and safety or employee health and safety, including laws relating to the discharge, use, generation, transportation, storage, treatment, disposal, removal or recovery of Hazardous Materials.

          (b) The Acquired Companies and the Real Property are in substantial compliance with all applicable Environmental, Health and Safety Laws.

          (c) The Acquired Companies have obtained, maintain in full force and effect and are operating in substantial compliance with all permits, licenses, certificates of compliance, approvals and other authorizations which are required under Environmental, Health and Safety Laws except where the failure to do so would not have a Material Adverse Effect.


          (d) During the Period of Sellers' Ownership and, to Seller's knowledge prior thereto, except as set forth on Schedule 4.11, (i) no Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, or released on or under any part of the Real Property except in accordance with all applicable Environmental, Health and Safety Laws or except where the failure to do so would not have a Material Adverse Effect, (ii) the Real Property and the improvements thereon contain no asbestos, and (iii) no aboveground or underground storage tanks are located on or under the Real Property.

          (e) During the Period of Sellers' Ownership and, to Seller's knowledge prior thereto, except as set forth on Schedule 4.11, no Acquired Company has received any written notice alleging in any manner that it is or might be potentially responsible for any release of Hazardous Materials, or any costs arising under or violation of Environmental, Health or Safety Laws.

          (f) Except as Set forth on Schedule 4.11, no Acquired Company has been named as a potentially responsible party at any federal superfund site or a similar state site by any governmental agency or third party.

          4.12          Permits; Compliance with Laws.  Except as set forth on
Schedule 4.12, (a) each of the Acquired Companies is in compliance with all applicable Laws, and possesses all licenses, permits, authorizations and certificates from any governmental authority which are required under any Law with respect to the operation of its business as presently conducted (collectively, "Permits"), except where the failure so to comply or to possess such a Permit would not have a Material Adverse Effect, and (b) none of the Acquired Companies has received within the three-year period preceding the date of this Agreement any written notice from any governmental authority alleging with respect to any Acquired Company any noncompliance with any applicable Law which could result in a Material Adverse Effect.

          4.13          Real  and  Personal  Properties.

          (a) Schedule 4.13(a) identifies (i) all of the real property owned by any of the Acquired Companies (collectively, the "Owned Real Property"), and (ii) all of the real property demised by leases or subleases (collectively, the "Leases") to any of the Acquired Companies (collectively, the "Leased Real Property," and together with the Owned Real Property, the "Real Property").

          (b) The Leases are in full force and effect, and an Acquired Company holds a valid and existing leasehold interest under each of the Leases for the terms set forth therein, respectively. No Acquired Company is in default under any Lease, and, to Sellers' knowledge, no events have occurred and no circumstances exist which, if unremedied, and whether with or without notice or the passage of time or both, would result in such a default, except in each case for such defaults as would not have a Material Adverse Effect. Sellers have made available to Buyer a complete and accurate copy of each of the Leases, including all amendments thereto.

          (c) Each Acquired Company owns, with good, valid and marketable title, each parcel of Owned Real Property identified on Schedule 4.13(a) as being owned by such Acquired Company, and an Acquired Company owns, with good and valid title, each of the items of tangible personal property reflected on the Interim Balance Sheet (except for assets disposed of since the date of the Interim Balance Sheet), free and clear of all Liens, except for Liens identified or described on Schedule 4.13(c), and except for Permitted Liens.

          (d) To Sellers' knowledge, except as set forth on Schedule 4.13(d), the buildings, equipment and other tangible assets used by each Acquired Company in the conduct of its business are, in all material respects, adequate and suitable for the purposes for which they are currently being used.

     4.14 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and accounts receivable arising after the date of the
Interim Balance Sheet and reflected on the books and records of the Acquired Companies as of the date of this Agreement represent valid obligations arising from sales actually made or services actually performed. The accounts receivable reflected on the Interim Balance Sheet are stated thereon in accordance with GAAP, including allowances for doubtful accounts. To Sellers' knowledge, such accounts receivable are subject to no contest, claim or right of setoff other than returns and cash discounts in the ordinary course of business. Notwithstanding any other provision of this Agreement, Sellers make no representation or warranty with regard to the collectibility of any account or accounts receivable.

     4.15 Inventories. The inventories of raw materials, work-in-process and finished goods of the Acquired Companies reflected on the Interim Balance Sheet are stated thereon in accordance with GAAP, including reserves for obsolete, slow-moving or below-standard-quality items.

     4.16          Intellectual  Properties.

          (a) Schedule 4.16 sets forth a complete list of all patents, trademarks, service marks, trade names, copyrights and proprietary trade secrets (collectively, "Intellectual Properties") which are owned or used by, or are licensed to, any of the Acquired Companies and which are material to the conduct of the business of any Acquired Company, including any registrations or registration applications owned or filed by any Acquired Company in any jurisdiction with respect to any Intellectual Properties. Except as set forth on Schedule 4.16, the Acquired Companies have not received any written notice of alleged infringement, violation or misappropriation by an Acquired Company with respect to any Intellectual Properties of any third party.

          (b) Each of the Acquired Companies owns or is licensed to use all patents, trade names, trademarks, service marks, copyrights, know-how and processes (collectively, "Proprietary Rights") necessary for the conduct of its business as presently conducted or intended to be conducted, except for know-how and those processes nonproprietary in nature. There are no Proprietary Rights that are necessary for the conduct of the business of the Companies as now conducted, except as listed on Schedule 4.16 hereto. To Sellers' knowledge, except as listed on Schedule 4.16 hereto, (i) no other person has any rights to any of the Proprietary Rights owned by any of the Acquired Companies, (ii) no other person is infringing upon any such Proprietary Right and (iii) no Proprietary Right is subject to any litigation. The Acquired Companies own or have valid licenses to use all management information systems necessary for the operations of the Companies.

     4.17 Contracts. Schedule 4.17 lists all of the following written agreements to which any of the Acquired Companies is a party and which are currently in effect:

               (i) contracts or group of related contracts with the same party providing for the purchase of goods or services by an Acquired Company and under which the undelivered balance of such goods or services has a purchase price in excess of $100,000;

               (ii) contracts or group of related contracts with the same party providing for the sale of goods or services by an Acquired Company and under which the undelivered balance of such goods or services has a sale price in excess of $100,000;

               (iii) contracts relating to the borrowing of money by an Acquired Company, to the granting by any Acquired Company of a Lien on any of its assets, or any guaranty by an Acquired Company of any obligation in respect of borrowed money or otherwise;

               (iv) contracts with dealers, distributors or sales representatives;

               (v) contracts for the employment or engagement of any employee, officer, consultant or management advisor;

               (vi) contracts limiting the freedom of any Acquired Company to engage in any business anywhere in the world, or which require an Acquired Company to maintain the confidentiality of information;

                (vii) contracts pursuant to which an Acquired Company is a lessor or a lessee of, or holds or operates any tangible personal property owned by another Person, for which the aggregate annual rent or lease payments exceed $50,000;

               (viii) contracts pursuant to which an Acquired Company is a licensor or licensee of Intellectual Properties identified on Schedule 4.16;

               (ix) stock option contracts and warrants for the purchase of stock of any Acquired Company;

               (x) contracts restricting the transfer of stock of any Acquired Company, obligating any Acquired Company to repurchase shares of its stock, or relating to the voting of stock or the election of directors of any Acquired Company;

               (xi) contracts or commitments for the purchase or sale of capital assets in excess of $50,000 individually; and

               (xii)      contracts  not  otherwise  described  above  in this
Section 4.17 with any stockholder, officer or director of an Acquired Company, or any Affiliate of any such Person. To Sellers' knowledge, except as set forth on Schedule 4.17, none of the Acquired Companies is bound by any unwritten executory contract which (i) is not a contract relating to employment and (ii) provides for payments by or to an Acquired Company in excess of $100,000 ("Material Oral Agreements"). The Company has made available to Buyer correct and complete copies of each written contract identified on Schedule 4.17, including amendments thereto. Each Acquired Company has performed all obligations required to be performed by it in connection with such written contracts and Material Oral Agreements, except where the failure so to perform would not have a Material Adverse Effect, and, to Sellers' knowledge, there is no existing or threatened default under or violation of any of such contracts by any party thereto.

     4.18 Litigation. Except as set forth on Schedule 4.18, there are no actions, suits at law or in equity, arbitrations, proceedings or investigations pending or, to Sellers' knowledge, threatened in writing against any Acquired Company. Except as set forth on Schedule 4.18, there is no judgment, decree, injunction, rule or order of any court, national, state or local governmental or regulatory agency or authority or arbitrator outstanding against any of the Acquired Companies or by which any of the Acquired Companies are bound which could reasonably be expected to have a Material Adverse Effect.

     4.19 Brokerage. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of any Acquired Company, to receive any commission, brokerage, finder's fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement, except for Bowles Hollowell Conner & Co., whose fees and expenses will be paid by Sellers.

     4.20 Customers. Except as set forth on Schedule 4.20, no officer of an Acquired Company has actual knowledge that a customer of any Acquired Company which accounted for more than $500,000 in revenues during the 12-month period ended October 31, 1997, intends to discontinue or reduce significantly its business with any Acquired Company.

     4.21 Disclosure. The representations and warranties contained in this Agreement, considered together with the written statements, certificates and documents furnished by or on behalf of Sellers to Buyer in connection with this Agreement, do not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made, not misleading.

                                ARTICLE  5

                   Representations  and  Warranties  of  Buyer

     Buyer represents and warrants to each Seller that the following statements contained in this Article 5 are true and correct at and as of the date of this Agreement.

     5.1 Organization; Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement and each other agreement, instrument and document to be executed and delivered by or on behalf of Buyer in connection herewith.

     5.2 Execution and Delivery; Enforceability. This Agreement and each other document, instrument or agreement to be executed and delivered by Buyer in connection herewith has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by principles of equity.

     5.3 Governmental Authorities; Consents. Except for the applicable requirements of the HSR Act, Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with Buyer's execution, delivery or performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Buyer in connection herewith, and such execution, delivery and performance will not
violate  any  Law  by  which  Buyer  is  bound.    No  consent,  approval  or
authorization of any governmental authority or any other Person is required to be obtained by Buyer in connection with Buyer's execution, delivery and performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Buyer in connection herewith.

     5.4 Brokerage. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of Buyer, to receive any commission, brokerage, finder's fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.

     5.5 Investment Intent. Buyer is acquiring the Shares, Warrants and Stock Options for its own account, for investment purposes, and not with any present intention of reselling or otherwise distributing such securities or dividing its participation herein with others. Buyer will refrain from transferring or otherwise disposing of any of the securities being acquired hereunder or any interest therein in such manner as to cause Sellers to be in violation of the 1933 Act or any applicable state securities Laws.

                               ARTICLE  6

                        Conditions  to  Closing

     6.1 Conditions to Buyer's Obligation to Close. The obligation of Buyer to perform this Agreement is subject to the satisfaction, at or before the Closing, of the following conditions set forth in this Section 6.1 (unless waived by Buyer in writing):

               (i) any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated, and all filings, authorizations and approvals and consents necessary to permit the Closing shall have been duly made with or obtained from all applicable governmental authorities or other Persons;

               (ii) there shall be no suit, action, investigation or proceeding pending or threatened before any court, agency or other governmental authority by which it is sought to restrain, delay, prohibit, invalidate, set aside or impose any conditions upon the Closing, in whole or in part;

               (iii) the representations and warranties of Sellers contained in Article 3 and Article 4 shall be true and correct in all material respects (and those representations and warranties (or portions thereof) in Article 4 which are qualified by reference to a Material Adverse Effect shall be true and correct in all respects) on and as of the date when made and on and as of the Closing Date, and Sellers shall have performed or caused to have been performed in all material respects all of the covenants and agreements required by this Agreement to be performed by Sellers or the Acquired Companies prior to the Closing;

               (iv) Sellers shall have executed and delivered to Buyer a certificate as to the satisfaction of the conditions described in the foregoing paragraph 6.1(iii) and stating that, as of the Closing and except as set forth in such certificate, Sellers do not have actual knowledge of facts or circumstances constituting a breach of any representation, warranty or covenant of Buyer contained in this Agreement;

               (v) the agreements listed on Schedule 6.1 shall have been terminated, and Sellers shall have delivered evidence of such termination to Buyer;

               (vi) the Lenders (as defined in the Commitment Letter) shall not have failed, by reason of a material disruption of or material adverse change in financial, banking or capital market conditions, to make available to Buyer the financing described in the Commitment Letter;

               (vii) Buyer shall have received the written opinion of counsel for Sellers, addressed to Buyer and dated as of the Closing Date, and reliance letters in favor of the Lenders;

               (viii) Buyer shall have received from each Seller all stock certificates, warrants, and stock option agreements evidencing or representing such Seller's Respective Securities, in each case duly endorsed for transfer or accompanied by duly executed stock power or other appropriate instrument of assignment and transfer;

               (ix) Buyer shall have received the written resignation, effective as of the Closing, of each director and officer of each Acquired Company whom Buyer shall have requested to resign;

               (x) Buyer shall have received the certificate of the chief financial officer of the Company as to the Net Closing Date Indebtedness and the Working Capital Adjustment as described in Section 2.4;

               (xi) Buyer shall have received each other document required to be delivered to Buyer pursuant to this Agreement;

               (xii) Buyer shall have performed reasonable and customary environmental audits of the Acquired Companies' operations and properties and Buyer shall be satisfied with the results thereof; provided, however, that unless Buyer notifies Sellers' Representative in writing on or before December 19, 1997, that Buyer is not satisfied with the results of such environmental audits as have been conducted up to that date, then the condition contained in this paragraph (xii) shall be deemed irrevocably waived by Buyer;
               (xiii) No action, suit, investigation or legal or administrative claim or proceeding shall be pending or threatened before any court, governmental agency or regulatory authority which may result in the restraint, prohibition or the obtaining of damages or other relief in respect of, or which is related to or arises out of, this Agreement or the transactions contemplated hereby;

               (xiv) No Material Adverse Effect shall have occurred from the date hereof to the Closing Date; and

               (xv) The outstanding principal balance and all accrued but unpaid interest under the Bacon Note shall have been paid to Care Free in full, and Sellers shall have delivered evidence of such payment to Buyer.

Any agreement or document to be delivered to Buyer pursuant to this Section 6.1, the form of which is not attached to this Agreement as an exhibit, shall be in form and substance reasonably satisfactory to Buyer.

     6.2 Conditions to Sellers' Obligation. The respective obligations of Sellers to perform this Agreement are subject to the satisfaction, at or before the closing, of the following conditions set forth in this Section 6.2 (unless waived by the Sellers' Representative in writing):

               (i) any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated, and all filings, authorizations and approvals and consents necessary to permit the Closing without a Material Adverse Effect shall have been duly made with or obtained from all applicable governmental authorities or other Persons;

               (ii) there shall be no suit, action, investigation or proceeding pending or threatened before any court, agency or other governmental authority by which it is sought to restrain, delay, prohibit, invalidate, set aside or impose any conditions upon the Closing, in whole or in part;

               (iii) the representations and warranties of Buyer contained in Article 5 shall be true and correct in all material respects on and as of the date when made and on and as of the Closing Date, and Buyer shall have performed in all material respects all of the covenants and agreements required by this Agreement to be performed by Buyer prior to the Closing;

               (iv) Buyer shall have executed and delivered to Sellers a certificate as to the satisfaction of the conditions described in the foregoing paragraph 6.2(iii) and stating that, as of the Closing and except as set forth in such certificate, Buyer does not have actual knowledge of facts or circumstances constituting a breach of any representation, warranty or covenant of Sellers or of any Seller contained in this Agreement;

               (v) Sellers shall have received the written opinion of counsel for Buyer, addressed to Sellers and dated as of the Closing Date;

               (vi) Sellers, through Sellers' Representative, shall have received the Purchase Price in accordance with Section 2.2; and

               (vii) Sellers shall have received each other document required to be delivered to Sellers pursuant to this Agreement.

Any agreement or document to be delivered to Buyer pursuant to this Section 6.1, the form of which is not attached to this Agreement as an exhibit, shall be in form and substance reasonably satisfactory to Buyer.

                                ARTICLE  7

                               The  Closing

     If the conditions, set forth in Article 6, to Buyer's and Sellers' respective obligations hereunder are satisfied, then the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Calfee, Halter & Griswold L.L.P., at 800 Superior Avenue, Cleveland, Ohio, on January 30, 1998, or if the applicable waiting period under the HSR Act shall not have expired or been terminated by such date, then within five (5) days after such expiration or termination occurs, or on such other date as Buyer and Sellers' Representative may agree in writing (the "Closing Date"). The transfers and deliveries described in Article 6 shall be mutually interdependent and shall be regarded as occurring simultaneously, and, notwithstanding any other provision of this Agreement, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in Article 6 shall also have occurred. Such transfers and deliveries shall be deemed to have occurred and the Closing shall be effective as of the close of business on the Closing Date.

                                  ARTICLE  8

                      Additional  Covenants  and  Agreements

     8.1          Pre-Closing  Covenants  and  Agreements.

          8.1.1 Conduct of Business. From the date of this Agreement until the Closing, except to the extent Buyer otherwise consents, Sellers shall cause each Acquired Company to be operated substantially as presently operated and only in the ordinary course of business, and shall cause the Acquired Companies to use all reasonable efforts to preserve intact their respective business organizations and relationships with Persons doing business with the Acquired Companies. Consistent with the foregoing, Sellers agree that, except pursuant to the prior written consent of Buyer or as set forth on Schedule 8.1.1, during the period commencing on the date hereof and ending on the Closing Date, they will cause the Acquired Companies to:

          (a) Take all actions reasonably necessary and appropriate to preserve, protect and maintain all of their assets other than disposable assets in customary repair, order and condition, reasonable wear and tear excepted;

          (b) Make no disposition, other than the disposition of obsolete and otherwise unusable assets, including any sale or transfer, of their assets, other than sales in the ordinary course of business consistent with past practice,

          (c)      Make no amendment to their charter or bylaws in any manner;

          (d) Make no change in the number of shares of their capital stock issued and outstanding, and grant or give no option, warrant or any other right to purchase or to convert any obligation into shares of their capital stock;

          (e) Not declare, pay or make a dividend or other distribution or payment in respect of shares of their capital stock or purchase or redeem any of such shares or dispose of any evidence of indebtedness or other securities of any other person;

          (f) Not merge or consolidate with any other corporation, sell all or substantially all of their assets, or acquire any stock or, except in the ordinary course of business consistent with past practice, any property or assets of any other person, firm, association, corporation or other business organization, or enter into any contract or agreement or other commitment to effect any of the foregoing except in the ordinary course of business;

          (g) Not incur any indebtedness for borrowed money except in accordance with the Acquired Companies' revolving line of credit or vary the terms of any existing debt securities, nor issue or sell any debt securities, nor enter into any other material transaction or commitment;

          (h) Not mortgage, pledge or subject to any lien, lease, security interest or other charge or encumbrance (other than Permitted Liens) any of its properties or assets, tangible or intangible, other than in the ordinary course of business consistent with prior practice;

          (i) Except as may occur in the ordinary course of business, not discharge or satisfy any lien or encumbrance or pay or satisfy any material obligation or liability (fixed or contingent) or compromise, settle or otherwise adjust any material claim or litigation;

          (j) Not grant to any director, officer, employee or consultant any increase in compensation in any form (other than pursuant to the Company's collective bargaining agreements), or any severance or termination pay, or enter into or vary the terms of any employment agreement with any such person;

          (k) Not make any capital expenditures, or enter into any commitment to make, on any particular capital item or series of related items that exceed(s) $100,000; and

          (l) Not adopt, amend in any material respect or terminate, any Plan or other employee benefit program of general applicability.

          Notwithstanding the foregoing, it is understood and agreed that prior to the Closing, the Company will make payments of a special bonus arising from the transactions contemplated by this Agreement to its Chief
Financial  Officer  pursuant  to  the  Employment Agreement referenced at item
(v)(c)  on  Schedule 4.17 hereto, which agreement has been delivered to Buyer.

          8.1.2 Access. From the date of this Agreement until the Closing, Sellers shall cause the Acquired Companies to provide to Buyer and its representatives reasonable access to the Acquired Companies' personnel, facilities and records and to permit Buyer and its representatives to conduct engineering, environmental and workplace condition surveys and such other reasonable physical inspections as Buyer may request. In addition, Sellers agree to furnish or cause to be furnished to Buyer such financial and operating data and other documents and information with respect to the Acquired Companies as Buyer may reasonably request.

          8.1.3 Satisfaction of Closing Conditions. Subject to the terms and conditions of this Agreement, Sellers, on the one hand, and Buyer, on the other hand, will use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary under the terms of this Agreement or under applicable Laws to consummate the transactions contemplated by this Agreement. The parties shall cooperate with each other and shall endeavor to obtain all necessary regulatory or other consents, clearances, authorizations and approvals required under Article 6 as soon as practicable after the date hereof. Within ten (10) days after the date of this Agreement, Sellers and Buyer shall prepare and submit any filings required by the HSR Act in connection with the transactions contemplated by this Agreement. Buyer shall pay all fees required by the HSR Act to be paid in connection with such filings.

          8.1.4          Termination.    This  Agreement  may  be  terminated:

               (a) by mutual written agreement of Buyer and Sellers' Representative;

               (b) by Seller's Representative, upon delivery to Buyer of written notice of termination at any time after January 30, 1998, if by that date, without fault on the part of Sellers, the Closing shall not have occurred on or before such date other than due to the waiting period under the HSR Act not having expired or been terminated;

               (c) by Buyer, upon delivery to Sellers' Representative of written notice of termination at any time after January 30, 1998, if, by that date, without fault on the part of Buyer, the Closing shall not have occurred on or before such date other than due to the waiting period under the HSR Act not having expired or been terminated;

               (d) by Buyer, upon delivery to Sellers' Representative of written notice of termination at any time at or before 5:00 p.m. Eastern Standard Time on December 19, 1997, if Buyer is not satisfied with the results of such environmental audits of the Acquired Companies as have been conducted up to that time;

               (e) by the Sellers' Representative or Buyer if at any time there has been a material breach of any representation or warranty made by the other party or parties, as applicable, herein or in any certificate or other document delivered pursuant hereto or if there has been any failure by the other party or parties, as applicable, to perform its material obligations or to comply with all covenants on its part to be performed hereunder; or

               (f) by the Sellers' Representative or Buyer, if there shall have been any statute, rule, order or regulation enacted, issued or promulgated or deemed applicable to the transactions contemplated hereby by any government or governmental agency in the United States of America that, in the reasonable judgment of Buyer or of the Sellers' Representative, as the case may be, (w) restrains the consummation of the transactions contemplated hereby, (x) renders the parties unable to consummate the transactions contemplated hereby, (y) makes such consummation illegal, or (z) otherwise results in a Material Adverse Effect; provided, however, no party may terminate this Agreement pursuant to clause 8.1.4(b), (c) or (e) if such party is then in material breach of any of its obligations under this Agreement.

If this Agreement is terminated pursuant to any of the foregoing paragraphs 8.1.4(a), 8.1.4(d) or 8.1.4(f), then all provisions of this Agreement except Sections 8.2.2, 8.2.3 and 8.2.4(a) and except Articles 10 and 11 shall thereupon become void without any liability on the part of any party hereto to any other party hereto. If this Agreement is terminated pursuant to the foregoing paragraphs 8.1.4(b), 8.1.4(c) or 8.1.4(e), such termination will not affect any right or remedy which accrued hereunder or under applicable Laws prior to or on account of such termination, and the provisions of this Agreement shall survive such termination to the extent required so that each party may enforce all rights and remedies available to such party hereunder or under applicable Laws in respect of such termination and so that any party responsible for any breach or nonperformance of its obligations hereunder prior to termination shall remain liable for the consequences thereof.

          8.1.5 Specific Performance. Each party to this Agreement acknowledges and agrees that such party's obligations hereunder are unique, and that, should any party breach or default in the performance of his or its obligations hereunder, such breach or default would cause irreparable harm to the other parties for which money damages alone would not be an adequate remedy. Accordingly, each party agrees that the nondefaulting party or parties, in addition to any other rights and remedies that may be available to them at law, may sue in equity for injunctive relief, specific performance of this Agreement, or both, and each party hereby expressly waives any defense that a remedy consisting solely of money damages would be adequate.

     8.2          Miscellaneous  Covenants.

          8.2.1 Publicity. Any public disclosures or public announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon by the Sellers' Representative and Buyer, or as may be required by Law. Sellers will coordinate with Buyer regarding any communication with customers of the Company respecting the transactions contemplated hereby.

          8.2.2 Expenses. Buyer shall pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by Buyer or its representatives or are otherwise expressly allocated to Buyer hereunder, and Sellers shall pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by Sellers or their representatives or are otherwise expressly allocated to Sellers hereunder. It is expressly agreed that no such expenses shall be paid by the Acquired Companies. Buyer shall pay, or cause the Acquired Companies to pay, any compensation, severance or other amounts, including but not limited to workers' compensation claims, unpaid vacation pay, severance or other benefits, which may be due or become due to any employee whose employment is terminated following the Closing, and any payments which may be required under the Worker Adjustment and Retraining Notification Act.

          8.2.3 No Assignments. No assignment of any part of this Agreement or any right or obligation hereunder may be made by any party hereto without the prior written consent of all other parties hereto, and any attempted assignment without such consent shall be void and of no force or effect.

          8.2.4          Confidentiality.

               (a) That certain confidentiality letter-agreement dated August 25, 1997, delivered by Buyer in favor of Sellers and the Acquired Companies (the "Confidentiality Letter"), shall survive the execution and delivery of this Agreement and, should the Closing not occur, shall continue to be binding upon Buyer hereafter in accordance with its terms. Should the Closing occur, the Confidentiality Letter shall thereupon expire.

               (b) From and after the Closing, Sellers agree, and will use reasonable effort to cause their Affiliates: (i) not to use Confidential Information for any purpose, and (ii) not to disclose Confidential Information to any third party, other than as necessary to their respective accountants, representatives and advisors.

               (c) For purposes of this Agreement, "Confidential Information" shall mean any information, know how, data, process, technique, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the business or assets of any of the Acquired Companies, their present or future products, sales, suppliers, distributors, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

               (d) Confidential Information shall not include any information which (i) is or becomes public knowledge without breach of this Agreement, (ii) which is or becomes publicly available without a confidentiality restriction and without breach of this Agreement from a source other than the acquired Companies or Buyer, (iii) the recipient can demonstrate was known by the recipient without a confidentiality restriction at the time of the receipt of such information, or (iv) was independently developed by the recipient by persons who did not have access to the disclosed information.

               (e) Notwithstanding anything to the contrary contained herein, Sellers shall not be deemed to have violated this Section 8.2.4 by the making of any disclosure required by valid legal process.

          8.2.5      Exclusivity.  Until the close of business on the later of
(i) January 30, 1998, or (ii) expiration or termination of the waiting period under the HSR Act, neither Sellers nor any of the Acquired Companies shall, directly or indirectly, through any officer, director, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of inquiries, proposals or offers from any person, corporation, partnership or other entity or group other than Buyer (a "Third Party"), relating to any acquisition or purchase of all or a portion of the assets of, or any equity interest in, any of the Acquired Companies; or (ii) participate in any discussions or negotiations regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing.

          8.2.6 Access by Sellers. Buyer shall, for a period of five (5) years after the Closing Date, during normal business hours, provide Sellers' Representative and its designees with such access to the books and records of the Acquired Companies as may reasonably be requested by Sellers' Representative, who shall be entitled, at its expense, to make extracts and copies of such books and records. Notwithstanding the foregoing provisions, Buyer shall not be obligated hereunder to provide access to any material relating to any period subsequent to the Closing or developed by Buyer at its expense or for its benefit, including, without limitation, tax returns for such subsequent periods. Buyer agrees that it shall not, during such 5-year period, destroy or cause or permit to be destroyed any material books or records without first obtaining the consent of Sellers' Representative.

          8.2.7 Continuation of Indemnification. Buyer agrees that after the Closing the Acquired Companies shall each continue to indemnify and hold harmless each of its present and former directors, officers, employees and agents, in their capacities as such (the "Indemnified Persons"), from and against all damages, costs and expenses actually incurred or suffered in connection with any threatened or pending action, suit or proceeding at law or in equity by any Person or any arbitration or administrative or other proceeding relating to the business of the Acquired Companies prior to the Closing, to the fullest extent provided in the Certificate of Incorporation and the By-Laws of the Company and the Articles of Incorporation and the By-Laws of the Subsidiaries, in each case as in effect on the date of this Agreement. If any Acquired Company merges into, consolidates with or transfers substantially all of its assets to another Person, then and in each such case, proper provision shall be made so that the transferee shall assume the obligations of the Acquired Companies under this Section 8.2.7. This Section
8.2.7 is intended to benefit each of the Indemnified Persons, each of whom shall be entitled to enforce the provisions hereof.

          8.2.8 Sellers' Representative. Buyer and all Sellers acknowledge and agree that the sole responsibility of Sellers' Representative, in its capacity as such pursuant to this Agreement, shall be to act as Sellers' agent for the receipt and distribution of the Purchase Price in accordance with Section 2.3, for the receipt and forwarding of notices to Sellers given in accordance with Section 11.1, and the taking of such other actions and the exercise of such authority and discretion as are set forth or conferred herein. Sellers' Representative shall have no liability or obligation for indemnification of Buyer or otherwise to any Person hereunder other than or in addition to such liability as it incurs in its capacity as a Seller hereunder.

          8.2.9 Section 338 Election. Buyer shall not, and shall not permit any Acquired Company to, make an election under Section 338 of the Code (or any corresponding election under state or local Laws) with respect to the purchase and sale of the Shares, Warrants and Stock Options hereunder.

          8.2.10  Noncompetition.

               (a) Linsalata Capital Partners Fund II, L.P. ("LinCap II") hereby agrees that, for a period of three (3) years from the Closing Date, LinCap II will not, acting alone or in conjunction with others, directly or indirectly, as a sole proprietor, member of a partnership, or stockholder, or as an officer or director of a corporation, or as an employee or agent or consultant of any person, firm or corporation, and will use all reasonable efforts to cause its Affiliates not to:

                    (i) induce or attempt to influence any distributor, account, customer or client of the Acquired Companies at any time during the three (3) year prior to the Closing Date to curtail or cancel its business or relationship with the Acquired Companies;

                    (ii) induce or attempt to influence any employee of the Acquired Companies to terminate such employee's employment with any of the Acquired Companies; or

                    (iii) participate or engage, directly or indirectly, in any business in which any of the Acquired Companies was engaged at any time during the three (3) year period prior to the Closing Date, within any metropolitan area or within a 100-mile radius of any metropolitan area in which the Acquired Companies engaged in such business at any time during the three (3) year period prior to the Closing Date; provided, however, that nothing herein shall preclude LinCap II or any of its Affiliates from owning an equity interest of 5% or less in any publicly traded entity, and nothing herein shall preclude Lincap II or any of its Affiliates from hiring Eric V. Bacon or Stephen B. Perry following any termination of their respective employment with any of the Acquired Companies or their Affiliates.

               (b) LinCap II and Buyer recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this
Section 8.2.10. It is the intention of LinCap II and Buyer that the provisions of this Section 8.2.10 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provision hereof shall not render unenforceable, or impair, the remainder of the provisions hereof. Accordingly, if any provision of this
Section 8.2.10 shall be determined to be invalid or unenforceable, either in whole or in part, this Section 8.2.10 shall be deemed amended to delete or modify, as necessary, the offending provision in order to render this Section
8.2.10 valid and enforceable, such amendment to apply only with respect to the operation of this Section 8.2.10 in the particular jurisdiction in which such determination is made.

               (c) Because the remedy at law for any breach of the provisions of this Section 8.2.10 would be inadequate, LinCap II hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that any breach or threatened breach of such provisions may be effectively restrained.

               (d) LinCap II hereby agrees that the restraints imposed by this Section 8.2.10 are reasonable as to time, scope and geographic coverage and are reasonably necessary to preserve the legitimate business interests of Buyer.

          8.2.11 Bacon Note. If the condition set forth in Section 6.1(xv) shall not have been satisfied at or prior to the Closing, then (a) Buyer shall deduct the outstanding principal balance and all accrued but unpaid interest under the Bacon Note from the payment of the Purchase Price pursuant to Section 2.2, and (b) the amount otherwise distributable at the Closing pursuant to Section 2.3 in respect of the Shares held by Eric V. Bacon shall be reduced by such amount, whereupon (c) the Bacon Note shall be canceled and terminated in its entirety.


                                ARTICLE  9

                             Indemnification

     9.1 Indemnification of Buyer. Subject to Sections 9.2 and 9.4, each Seller shall, severally and not jointly, indemnify, defend and hold harmless Buyer, its Affiliates, officers, directors, owners, employees, agents and representatives against and in respect of the following, regardless of any investigation performed by Buyer:

          (a) any claim, demand, obligation, liability, loss, damage, cost and expense, including reasonable attorneys' fees (collectively, "Losses"), resulting from or arising out of any inaccuracy in or breach of any of the
representations          and warranties made by such Seller in Article 3 or by
Sellers  in  Article  4;  and

          (b) any Losses resulting from or arising out of any Claim that may be asserted against an Acquired Company in respect of any failure by an Acquired Company to timely file any annual return/report (Form 5500 series) that is required by ERISA or the Code to have been filed prior to the Closing with respect to any Plan, notwithstanding any disclosure to Buyer hereunder; and

          (c) any Losses resulting from or arising out of any Claim that may be asserted against an Acquired Company by SealMaster Industries, Inc. for infringement by an Acquired Company of United States Patent No. 5,392,574 or No. 5,660,010, notwithstanding any disclosure to Buyer hereunder; and

          (d) any Losses resulting from or arising out of any Claim that may be asserted against an Acquired Company for breach of its obligations under the Buncombe Agreement, notwithstanding any disclosure to Buyer hereunder; and

          (e) any Losses resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Sellers herein. Each Seller is responsible for only those representations and warranties made by each Seller in Article 3, and no Seller shall be obligated to indemnify Buyer for Losses resulting from or arising out of any inaccuracy in or breach of any representation or warranty made by any other Seller in
Article 3. Sellers do not make and shall not be deemed to have made, nor is Buyer relying upon, any representation, warranty or covenant other than those representations, warranties and covenants which are expressly set forth in this Agreement. Buyer's sole and exclusive remedy for any breach of any representation or warranty of Sellers herein shall be to receive indemnification in accordance with this Article 9 and pursuant to the Escrow Agreement, except in cases of intentional fraud.

          Notwithstanding that the indemnification obligations of Sellers hereunder are several and not joint, and notwithstanding that a Seller shall not be obligated to indemnify Buyer with respect to any breach of any representation or warranty made by any other Seller in Article 3, Buyer shall be entitled to make claims for indemnification against the Escrow Fund (as defined in the Escrow Agreement) and receive indemnification out of the Escrow Fund as though the obligations of Sellers under this Article 9 were joint and several.

     9.2 Limitations on Indemnification of Buyer. Notwithstanding any other provisions of this Agreement, the indemnification of Buyer provided for in this Agreement shall be subject to the limitations and conditions set forth in this Section 9.2:

          (a) Except for claims for indemnification resulting from or arising out of inaccuracies in or breaches of representations and warranties contained in Sections 3.1("Authority and Capacity"), 3.2 ("Ownership of
Securities"),  3.3  ("Execution  and  Delivery;          Enforceability"), 4.8
("Taxes"), and the first sentence of Section 4.9 ("Employees"), which are addressed in subsections (b) and (c) below, any claim by Buyer for indemnification pursuant to this Agreement shall be required to be made by delivering written notice to Sellers' Representative no later than March 31, 1999.

          (b) Any claim for indemnification resulting from or arising out of any inaccuracy in or breach of any representation or warranty made by any Seller in Section 3.1 ("Authority and Capacity"), Section 3.2 ("Ownership of Securities"), or Section 3.3 ("Execution and Delivery; Enforceability") shall be required to be made on or prior to the fifth (5th) anniversary of the Closing Date.

          (c) Any claim for indemnification resulting from or arising out of any inaccuracy in or breach of any representation or warranty made by Sellers in Section 4.8 ("Taxes") or the first sentence of Section 4.9 ("Employees") shall be required to be made by written notice to Sellers' Representative delivered no later than the date of expiration of the applicable statute of limitations governing claims by the applicable governmental authority with respect to the subject matter of such claim.

          (d) Buyer shall be entitled to indemnification only to the extent that the aggregate amount of all of Buyer's claims for indemnification exceeds an amount equal to $500,000; provided, however, that the foregoing threshold shall not apply to claims respecting Section 2.4.

          (e) The maximum aggregate indemnification amount to which Buyer may be entitled in respect of all breaches of all representations, warranties and covenants of Sellers contained in this Agreement (exclusive of the matters contained in Section 2.4 ("Net Closing Date Indebtedness; Working Capital Adjustment"), exclusive of the representations and warranties of Sellers contained  in  Sections  3.1  ("Authority  and  Capacity"), 3.2 ("Ownership of
Securities"), and 3.3 ("Execution and Delivery; Enforceability"), and exclusive of Special Tax Claims) shall be an amount equal to five percent (5%) of the Enterprise Value. The maximum aggregate indemnification amount to which Buyer may be entitled in respect of the matters contained in Section 2.4 and in respect of all breaches of the representations and warranties of Sellers contained in Sections 3.1, 3.2 and 3.3 shall be an amount equal to the Purchase Price. The maximum aggregate indemnification amount to which Buyer may be entitled in respect of Special Tax Claims shall be Ten Million Dollars ($10,000,000). Notwithstanding any other provision of this Agreement (but subject to the last paragraph of Section 9.1 hereof), (i) the maximum amount which Buyer may recover from any individual Seller with respect to any particular claim shall be limited to an amount equal to such Seller's Percentage of such claim, and (ii) the maximum amount which Buyer may recover from any individual Seller with respect to all claims asserted hereunder (in the aggregate) shall be limited to such Seller's Percentage of the Aggregate Indemnification Limit.

          (f) Buyer's right to indemnification hereunder shall be reduced to the extent the subject matter of the claim for such indemnification is covered by a warranty from a third party or by insurance (including, but not limited to, title insurance or general liability insurance), it being the parties' intent that such recoveries, to the extent available, be pursued in lieu  of  claims  hereunder.  Buyer's right to indemnification hereunder shall also be reduced (i) to the extent of any tax deduction, credit, refund or other benefit relating to the same or any other tax period and resulting from the subject matter of such claim, and (ii) to the extent the Losses claimed by Buyer may have been reduced or eliminated if Buyer had taken reasonable action on a more prompt or timely basis to mitigate such Losses. Any dispute which Buyer and Sellers' Representative are unable to resolve between themselves concerning the amount or availability of a tax benefit pursuant to the foregoing clause (i) shall be finally settled and determined by an independent public accounting firm mutually selected by Buyer and Sellers' Representative
for  such  purpose,        whose determination shall be final and binding upon
Buyer and Sellers and whose fees and expenses shall be paid by the party (counting all Sellers as a single party) whose estimate of the amount of such benefit at the time of submission of the dispute to such accountants is further from the amount thereof as finally determined by such accountants.

          (g) Any claim for indemnification by Buyer shall be made by delivering to Sellers' Representative, no later than the last date (if any) set forth in this Section 9.2 for making such claim, a written notice setting forth in reasonable detail the alleged factual basis for such claim, the provision or provisions of this Agreement on which such claim is based, and the amount thereof.

          (h) In no event shall Sellers be liable for incidental or consequential damages arising out of or in connection with this Agreement, including, without limitation, breach of any representation, warranty or covenant made by or imposed on any Seller hereunder or in connection herewith.

     9.3 Indemnification of Sellers. Buyer shall indemnify defend and hold harmless Sellers, their respective Affiliates, officers, directors, owners, employees, agents and representatives against and in respect of the following, regardless of any investigation performed by Sellers:

          (a) any Losses resulting from or arising out of any inaccuracy in or breach of any of the representations and warranties made by Buyer in
Article  5;  and

          (b) any Losses resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Buyer herein. Buyer does not make and shall not be deemed to have made, nor is any Seller relying upon, any representation, warranty or covenant other than those representations, warranties and covenants which are expressly set forth in this Agreement. Each Seller's sole and exclusive remedy for any breach of any representation or warranty of Buyer herein shall be to receive indemnification in accordance with this Article 9 except in cases of intentional fraud.

     9.4 Limitations on Indemnification of Sellers. Notwithstanding any other provisions of this Agreement, (i) any claim by Sellers for indemnification pursuant to this Agreement shall be required to be made on or prior to the fifth (5th) anniversary of the Closing Date, and (ii) the maximum aggregate indemnification amount to which Sellers may be entitled in respect of all breaches of all representations, warranties and covenants of Buyer contained in this Agreement shall be an amount equal to the Purchase Price.

     9.5 Third-Party Claims. If any legal proceeding is instituted or any claim asserted by any third party (a "Claim") in respect of which Sellers, on the one hand, or Buyer, on the other hand, may be entitled to indemnification hereunder, the party asserting such right to indemnification (the "Indemnitee") shall give the party from whom indemnification is sought (the "Indemnitor") prompt written notice thereof. A delay in giving such notice shall relieve the Indemnitor of liability for the Claim to the extent the Indemnitor suffers prejudice because of such delay. The Indemnitor shall have the right, at its option and expense, to participate in the defense of such a Claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnitee, unless the Indemnitor irrevocably acknowledges, in writing, responsibility for such Claim and agrees to indemnify the Indemnitee against the same (subject, in cases where a Seller is an Indemnitor, to the limitations set forth in Section 9.2, and in cases where Buyer is an Indemnitor, to the limitations set forth in
Section  9.4).

          If the Indemnitor does not assume control of the defense of such Claim, the entire defense of the Claim by the Indemnitee, any settlement made in good faith by the Indemnitee, and any judgment entered in the Claim will be deemed to have been consented to by, and will be binding upon, the Indemnitor as fully as though it alone had assumed the defense thereof and a judgment had been entered in the Claim in the amount of such settlement or judgment, except that the right of the Indemnitor to contest the right of the Indemnitee to indemnification under this Agreement with respect to the Claim will not be extinguished. If the Indemnitor does assume control of the defense of such Claim, it shall not, without the prior written consent of the Indemnitee, settle such Claim or consent to entry of any judgment relating thereto which does not include as an unconditional term thereof the giving by the claimant to the Indemnitee of a release from all liability in respect of the Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.


                               ARTICLE  10

                           Certain  Definitions

     When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this
Article  10,  or  elsewhere in this Agreement as indicated in this Article 10:

     "1933 Act" means the Securities Act of 1933, as amended, and the regulations thereunder.

     "Acquired  Company"  means  each  of  the Company, Alpine, Care Free, and
Ultra.    "Acquired  Companies"  means  all  four  of  such  corporations.

     An "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with the referenced Person, and any officer, director or general partner of such referenced Person.

     "Aggregate Indemnification Limit" means (i) with respect to all breaches of all representations, warranties and covenants of Sellers contained in this Agreement exclusive of the matters contained in Section 2.4 ("Net Closing Date Indebtedness") and exclusive of the representations and warranties of Sellers contained in Sections 3.1 ("Authority and Capacity"),
3.2 ("Ownership of Securities"), and 3.3 ("Execution and Delivery; Enforceability")), an amount equal to five percent (5%) of the Enterprise Value, (ii) with respect to the matters contained in Section 2.4 and all breaches of the representations and warranties of Sellers contained in Sections 3.1, 3.2 and 3.3, an amount equal to the Purchase Price, and (iii) with respect to Special Tax Claims, the amount of Ten Million Dollars ($10,000,000).

     "Agreement"  means  this  Stock  Purchase  Agreement.

     "Alpine"  means  Alpine  Industries,  Inc.,  a  Washington  corporation.

     "Audited  Financial  Statements"  is  defined  in  Section  4.5.

     "Bacon Note" means that certain Amended and Restated Promissory Note dated June 9, 1995, made by Eric V. Bacon to Care Free in the original principal amount of $214,734.15.

     "Buncombe Agreement" means that certain Community Development Block Grant Buncombe County/Care Free Agreement, dated August 28, 1995, by and between Care Free and Buncombe County, North Carolina.

     "Buyer"  means  Reliant  Building Products, Inc., a Delaware corporation.

     "Care Free" means Care Free Aluminum Products, Inc., a Michigan corporation.

     "Claim"  is  defined  in  Section  9.5.

     "Closing  Date"  is  defined  in  Article  7.

     "Closing"  is  defined  in  Article  7.

     "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "Commitment Letter" means that certain letter-agreement dated December 5, 1997, by and among Buyer, The Chase Manhattan Bank and Chase Securities Inc.

     "Company"  means  CFA  Holding  Company,  a  Delaware  corporation.

     "Enterprise Value" means the amount of One Hundred Twenty-Three Million Dollars ($123,000,000).

     "Environmental,  Health  and  Safety Laws" is defined in Section 4.11(a).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     "Escrow  Agreement"  and  "Escrow  Amount"  are  defined  in Section 2.2.

     "GAAP" means generally accepted accounting principles, as in effect in the United States from time to time and applied on a consistent basis.

     "Hazardous  Material"  is  defined  in  Section  4.11(a).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

     "Indemnification  Threshold"  is  defined  in  Section  9.2(d).

     "Indemnitee"  and  "Indemnitor"  are  defined  in  Section  9.3.

     "Intellectual  Properties"  is  defined  in  Section  4.15.

     "Interim Balance Sheet" and "Interim Financial Statements" are defined in
Section  4.5.

     "Kinco  Note" means that certain Promissory Note dated December 30, 1994,
made   by  Care  Free to  the  order  of  Kinco  Corporation  in  the original principal amount of $600,000.

     "Law" means any common law and any federal, state, regional, local or foreign law, statute, ordinance, rule, regulation or order.

     "Leased  Real  Property"  is  defined  in  Section  4.13(a).

     "Leases"  is  defined  in  Section  4.13(a).

     "Lien" means any lien, mortgage, charge, easement, encumbrance, security interest, adverse claim, or any other title defect or restriction of any kind.

     "Linsalata Management Agreement" means that certain Linsalata Management Agreement, dated December 18, 1996, as amended, by and among Alpine, Care Free, Ultra, and Linsalata Capital Partners Fund I, Limited Partnership, an Ohio limited partnership.

     "Losses"  is  defined  in  Section  9.1.

     "Material Adverse Effect" means a material adverse effect on the business, financial condition, results of operations, properties or prospects of the Acquired Companies taken as a whole.

     "Net  Closing  Date  Indebtedness"  is  defined  in  Section  2.4.

     "Owned  Real  Property"  is  defined  in  Section  4.13(a).

     "Permits"  is  defined  in  Section  4.12.

     "Person" means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated association, a government or any agency, instrumentality or political subdivision of a government, or any other entity or organization.

     "Plans"  is  defined  in  Section  4.10.

     "Period of Sellers' Ownership" means the period of time which ends at the Closing and which began: (a) with respect to the Company and the Charlotte, Mich., operations of Care Free, on February 3, 1992; (b) with respect to the Asheville, N.C., operations of Care Free, on December 30, 1994; (c) with respect to the Bothell, Wash., operations of Alpine, on March 17, 1994; (d) with respect to the Walnut, Calif., operations of Alpine, on January 22, 1997; and (e) with respect to Ultra, on August 1, 1995.

     "Permitted Liens" means (i) Liens for current taxes and assessments not yet due and payable or being contested in good faith by appropriate proceedings, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen or the like or being contested in good faith by appropriate proceedings, and (iii) Liens in respect of pledges or deposits under workers' compensation laws.

     "Purchase  Price"  is  defined  in  Section  2.2.

     "Real  Property"  is  defined  in  Section  4.13(a).

     "Seller's  Respective  Securities"  is  defined  in  Section  2.1.

     "Seller" means each Person identified on Schedule 4.2.1 as an owner of Shares, Warrants or Stock Options. "Sellers" means all twenty-six (26) of such Persons.

     "Sellers'  Account"  is  defined  in  Section  2.2.

     "Seller's Percentage" shall mean, with respect to each Seller, a fraction, the numerator of which equals the portion of the Purchase Price that is allocable to such Seller in accordance with Section 2.3, and the denominator of which equals the Purchase Price.

     "Sellers' Representative" means FNL Management Corp., an Ohio corporation.

     "Shares" means issued and outstanding shares, $.001 par value per share, of the Company's Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, and Class E Common Stock.

     "Special Tax Claims" means claims by Buyer for indemnification in respect of breaches of the representations and warranties of Sellers in Section 4.8 ("Taxes") and the first sentence of Section 4.9 ("Employees") to the extent such claims arise from acts or omissions by Sellers or an Acquired Company that constitute "fraud," either civil or criminal, for purposes of Chapters 68 and 75 of the Code, any similar provisions enacted in the future, and any similar provisions of state or local law.

     "Stock  Option"  means  each  of  those twelve (12) certain "Stock Option
Agreements" identified on Schedule 4.2.1, and all rights of the respective optionees thereunder. "Stock Options" means all of such "Stock Option Agreements."

     "Stockholders' Agreement" means that certain Stockholders' Agreement, dated as of January 31, 1992, as amended, by and among the Company and the stockholders of the Company identified therein.

     "Subsidiary" means each of Alpine, Care Free, and Ultra. "Subsidiaries" means all three of such corporations.

     "Taxes"  and  "Tax  Returns"  are  defined  in  Section  4.8.

     The phrase "to Sellers' knowledge" means within the actual knowledge of Frank N. Linsalata, Eric V. Bacon or Stephen B. Perry.

     "Ultra"  means  Ultra  Building  Systems, Inc., a New Jersey corporation.

     "Warrant"  means  each  of those two (2) certain "Warrants" identified on
Schedule 4.2.1, and all rights of the respective holders thereunder. "Warrants" means all of such "Warrants."

     "Windowman Purchase Agreement" means that certain Asset Purchase Agreement dated May 21, 1997, by and among Ultra, USA Windowman, Inc., The Windowman, Lawrence Pauly, and John Ryan.

     "Working  Capital  Adjustment"  is  defined  in  Section  2.4.

                                   ARTICLE  11

                      Construction;  Miscellaneous  Provisions

     11.1 Notices. All notices required to be given or delivered pursuant to this Agreement shall be in writing, and shall be given or delivered as follows:

          (a)          If  to  Buyer,  to:

               Reliant  Building  Products,  In.
               3030  LBJ  Freeway,  Suite  300
               Dallas,  Texas    75234
               Attention:    President
               Telecopy  Number:    (972)  919-1030


               With  a  copy  to:

               Kelly,  Hart  &  Hallman,  P.C.
               201  Main  Street,  Suite  2500
               Fort  Worth,  Texas    76102
               Attention:    Kevin  G.  Levy,  Esq.
               Telecopy  Number:    (817)  878-9285

          (b) If to Sellers or to any Seller, to Sellers or such Seller in care of:

               FNL  Management  Corp.
               Four  Commerce  Park  Square,  Suite  445
               23200  Chagrin  Boulevard
               Cleveland,  Ohio  44122
               Attention:    Frank  N.  Linsalata,  President
               Telecopy  Number:    (216)  831-0015

               With  a  copy  to:

               Calfee,  Halter  &  Griswold  L.L.P.
               1400  McDonald  Investment  Center
               800  Superior  Avenue
               Cleveland,  Ohio  44114-2688
               Attention:    Ronald  H.  Neill,  Esq.
               Telecopy  Number:    (216)  241-0816

or in any case, to such other address for a party as to which notice shall have been given to Buyer and Sellers' Representative in accordance with this Section. Notices so addressed shall be deemed to have been duly given (i) on the third business day after the day of registration, if sent by registered or certified mail, postage prepaid, or (ii) on the next business day following the documented acceptance thereof for next-day delivery by a national overnight air courier service, if so sent. Otherwise, notices shall be deemed to have been given when actually received.

     11.2 Entire Agreement. This Agreement, the schedules and exhibits hereto, and the Escrow Agreement constitute the exclusive statement of the agreement among Buyer and each Seller concerning the subject matter hereof, and supersede all other prior agreements, oral or written, among or between any of the parties hereto concerning such subject matter. All negotiations among or between any of the parties hereto are superseded by this Agreement and the Escrow Agreement, and there are no representations, warranties, promises, understandings or agreements, oral or written, in relation to the subject matter hereof among or between any of the parties hereto other than those expressly set forth or expressly incorporated herein or in the Escrow Agreement.

     11.3 Modification and Waiver. No amendment, modification, or waiver of this Agreement or any provision hereof, including the provisions of this sentence, shall be effective or enforceable as against a party hereto unless made in a written instrument which specifically references this Agreement and which is signed by the party waiving compliance. Except as may otherwise be expressly provided herein, the failure of any Person to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of any provision of this Agreement or of the right of any such Person to enforce each and every provision of this Agreement, and no single or partial exercise of any right hereunder shall preclude any other or further exercise of that or any other right.

     11.4 Survival. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, the warranties, representations, covenants and agreements contained in this Agreement and the indemnities herein shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby as and to the extent set forth in Article 9 hereof.

     11.5 Jurisdiction and Venue. Any action, suit or proceeding at law, in equity or otherwise which in any way arises out of or relates to this Agreement must be brought in a state or federal court of competent jurisdiction located New Castle County, Delaware, and all objections to personal jurisdiction and venue in any action, suit or proceeding so commenced are hereby expressly waived by all parties hereto.

     11.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Buyer, each Seller, and the respective successors and permitted assigns of Buyer and of each Seller.

     11.7 Headings. The article and section headings used in this Agreement are intended solely for convenience of reference, do not themselves form a part of this Agreement, and may not be given effect in the interpretation or construction of this Agreement.

     11.8 Number and Gender. Whenever the context requires in this Agreement, the masculine gender includes the feminine or neuter, the neuter gender includes the masculine or feminine, the singular number includes the plural, and the plural number includes the singular.

     11.9 Counterparts. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     11.10 Third Parties. Except as may otherwise be expressly stated herein, no provision of this Agreement is intended or shall be construed to confer on any Person, other than the parties hereto, any rights hereunder.

     11.11 Schedules and Exhibits. The schedules and exhibits referenced in this Agreement constitute an integral part of this Agreement as if fully rewritten herein. All references in this document to "this Agreement" and the terms "herein," "hereof," "hereunder" and the like shall be deemed to include all of such schedules and exhibits.

     11.12 Time Periods. Any action required hereunder to be taken within a certain number of days shall, except as may otherwise be expressly provided herein, be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a Saturday, a Sunday, or a legal holiday, the period during which such action may be taken shall automatically be extended to the next business day.

     11.13          Governing  Law.    This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware, without regard to the choice-of-laws or conflicts-of-laws provisions thereof.



              {The  remainder  of  this  page  is  intentionally  left blank.}



     IN WITNESS WHEREOF, Buyer and Sellers have executed and delivered this Stock Purchase Agreement, or have caused this Stock Purchase Agreement to be executed and delivered by their duly authorized representatives, as of the date first written above.

                                   BUYER:

                                   RELIANT  BUILDING  PRODUCTS,  INC.

                                   By:  /s/  David  G.  Fiore
                                        ---------------------
                                              (Title)



{Sellers'  counterpart  signature  pages  follow.}

SELLERS:

BT  CAPITAL  CORPORATION

By:  /s/Doug  Brent
     --------------
                                      (Title)

 NATIONAL  CITY  CAPITAL  CORPORATION

 By: /s/  William  Schecter
     ----------------------
                                      (Title)

 KEY  EQUITY  CAPITAL  CORPORATION

 By: /s/  David  P.  Given
     ---------------------
                                      (Title)

 FNL  MANAGEMENT  CORP.

 By: /s/  Frank  N.  Linsalata
     -------------------------
                                      (Title)

 LANDER  VALUE  FUND,  L.P.

By:          ,  General  Partner

By: /s/  Ronald  E.  Bates
    ----------------------
                                      (Title)

 MID-WEST  HOLDINGS  LIMITED  PARTNERSHIP

By:          ,  General  Partner

By:  /s/  Roberta  S.  Widdowson
     ---------------------------
                                      (Title)

 VCM  LIMITED  PARTNERSHIP

By:          ,  General  Partner

By: /s/  Ronald  H.  Neill
    ----------------------
                                      (Title)

 SGM  INVESTORS  LIMITED  PARTNERSHIP

By:          ,  General  Partner

By:  /s/  Maxine  Moss
     -----------------
     (Title)

 KENNETH  P.  HORSBURGH,  JR.  TRUST

 By: /s/  Kenneth  P.  Horsburgh,  Jr.
     ---------------------------------
     (Title)

 THE  JAMES  W.  ROBINS  TRUST

 By:  /s/  James  W.  Robins
      ----------------------
      (Title)


/s/ Jeremiah  Robins
--------------------
JEREMIAH  ROBINS


/s/  Ralph  T.  Linsalata
-------------------------
RALPH  T.  LINSALATA


/s/  Patrick  J.  Callahan  Jr.
-------------------------------
PATRICK  J.  CALLAHAN,  JR.


/s/  Eric  V.  Bacon
--------------------
ERIC  V.  BACON


/s/  Paul  D.  Benson
---------------------
PAUL  D.  BENSON


/s/  William  Brian  Redpath
----------------------------
WILLIAM  BRIAN  REDPATH


/s/  Thomas  Charles  Blesch
----------------------------
THOMAS  CHARLES  BLESCH


/s/  Stephen  B.  Perry
-----------------------
STEPHEN  B.  PERRY


/s/  Terry  W.  Abels
---------------------
TERRY  W.  ABELS


/s/  Larry  H.  Parr
--------------------
LARRY  H.  PARR


/s/  Mark  A.  Kieber
---------------------
MARK  A.  KIEBER


/s/  Michael  J.  Graham
------------------------
MICHAEL  J.  GRAHAM


/s/  Kevin  K.  Kaestner
------------------------
KEVIN  K.  KAESTNER


/s/  Barry  A.  Zankel
----------------------
BARRY  A.  ZANKEL


/s/  Thomas  H.  King
---------------------
THOMAS  H.  KING


/s/  Michael  S.  Kovacs
------------------------
MICHAEL  S.  KOVACS

 Solely for purposes of acknowledging and agreeing to the provisions of Section 8.2.10 hereof:

LINSALATA  CAPITAL  PARTNERS  FUND  II,  L.P.

By:    Catawba  Partners,  L.P.,  as  general  partner

By:    FNL  Management  Corp.,  as  general  partner

       By:  /s/  Frank  N.  Linsalata
                                   (Title)



                                  Exhibit  2.2
                         to  Stock  Purchase  Agreement

                        INDEMNIFICATION  ESCROW  AGREEMENT

     This Indemnification Escrow Agreement is entered into as of January ____, 1998 (the "Closing Date"), by and among Reliant Building Products, Inc., a Delaware corporation ("Buyer"), the persons and entities identified on Exhibit A attached hereto (individually a "Seller" and collectively the "Sellers"), FNL Management Corp., an Ohio corporation ("Sellers' Representative") and Bank One Trust Company, N.A., a national banking association, as escrow agent ("Escrow Agent"). This is the Indemnification Escrow Agreement referred to in the Stock Purchase Agreement dated December 17, 1997 (the "Purchase Agreement"), by and among Buyer and Sellers, which concerns the sale to Buyer of all of the outstanding capital stock, stock options and warrants of CFA Holding Company, a Delaware corporation. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

     The  parties,  intending  to  be  legally bound, hereby agree as follows:

1.          ESTABLISHMENT  OF  ESCROW

     (a) Buyer is depositing with Escrow Agent, and Escrow Agent acknowledges receipt of, an amount equal to Four Million Dollars ($4,000,000) in immediately available funds, which amount, together with any Interest (as hereinafter defined), shall be referred to herein as the "Escrow Fund".

     (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund, and any interest or earnings which may accrue on or with respect to the Escrow Fund ("Interest"), pursuant to the terms and conditions hereof.

2.          INVESTMENT  OF  FUNDS

     Except as Buyer and Sellers' Representative may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund and any Interest shall be invested (and reinvested) from time to time in United States Treasury bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.          CLAIMS

     From time to time on or before March 31, 1999 (the "Disbursement Date"), Buyer may give notice (a "Notice") to Sellers and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under Article 9 of the Purchase Agreement. If a Notice is given with respect to a Claim, Escrow Agent shall make payment with respect thereto only in accordance with: (i) joint written instructions of Buyer and Sellers' Representative; or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act upon and in accordance with such order and legal opinion, or such joint written instructions, as the case may be, without further question.

4.          TERMINATION  OF  ESCROW

     (a) On the Disbursement Date, Escrow Agent shall pay and distribute to each Seller an Amount equal to (i) such Seller's Applicable Percentage (as defined below), multiplied by (ii) the Interest earned on the Escrow Fund.

     (b) On the Disbursement Date, Escrow Agent shall also pay and distribute to each Seller an amount equal to (i) such Seller's Applicable Percentage, multiplied by either (ii) if no Claims are then pending, the sum of all amounts remaining in the Escrow Fund, or (iii) if Claims are then pending, the sum of all amounts remaining in the Escrow Fund, minus the aggregate dollar amount of all such pending Claims (as shown in the Notices of such Claims) (the "Claims Amount"). The Claims Amount shall thereafter be retained by Escrow Agent in the Escrow Fund until Escrow Agent receives joint written instructions of Buyer and Sellers' Representative or an order described in and delivered in accordance with the terms and provisions of
Section  3.

     (c) "Applicable Percentage" means, with respect to each Seller, the percentage set forth beside such Seller's name on Exhibit A attached hereto.
(d) All payments and distributions to each Seller pursuant to this Section 4 shall be made in immediately available funds by check delivered to the address for such Seller set forth beside such Seller's name on Exhibit A attached hereto, or in accordance with such other delivery instructions as Sellers' Representative may deliver to Escrow Agent.

5.          DUTIES  OF  ESCROW  AGENT

      (a) Escrow Agent shall have the duty to give the Escrow Fund held by it hereunder no lesser degree of care than it gives its own similar property, but shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

      (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

     (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

      (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

     (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Sellers shall be responsible for the payment of taxes related to Interest earned on the Escrow Fund. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

     (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

      (g) Escrow Agent shall not be called upon to advise any party as to the advisability of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

     (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or
(b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

     (i) In consideration for its services hereunder, Sellers and Buyer agree, jointly and severally, to pay all of the fees, costs, charges and expenses of the Escrow Agent, including reasonable attorneys' fees, which are incurred in connection with the performance of its duties and obligations hereunder. The Escrow Agent shall submit written information (including copies of receipts) to Sellers and Buyer with respect to the nature and amount of all expenses which it may incur prior to payment of the same. As between each other, Sellers and Buyer agree that all amounts which are to be paid to or on behalf of Escrow Agent pursuant to this Escrow Agreement shall be paid one-half by Sellers (in accordance with the percentages set forth on Exhibit
A) and one-half by Buyer. Sellers and Buyer each agree to indemnify the other, and their respective subsidiaries and affiliates for any and all liability, loss, damages, costs or expenses which the other may incur as a result of or in connection with the failure or refusal of the other party to satisfy its obligations hereunder. Amounts payable to Escrow Agent by Sellers hereunder shall be paid out of the Escrow Fund and may be debited therefrom by Escrow Agent upon notice to Sellers' Representative. Amounts payable to Escrow Agent by Buyer hereunder shall be paid by Buyer upon Escrow Agent's demand.

     (j) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

     (k) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

     6.          LIMITED  RESPONSIBILITY

           This Agreement expressly sets forth all the duties of Escrow Agent with respect toany and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

     7.          AGENCY OF SELLERS' REPRESENTATIVE; OWNERSHIP FOR TAX PURPOSES

          Sellers hereby appoint Sellers' Representative to act as Sellers' agent for the purposes and duties required of Sellers' Representative hereunder. Sellers acknowledge and agree, however, that for purposes of federal and other taxes based on income, each Seller shall be treated as the owner of the percentage of the Escrow Fund set forth on Exhibit A, respectively, and that each will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

      8.          NOTICES

          All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by certified or registered mail, return receipt requested, or (c) when received at the address set forth below, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numb ersset forth below (or to such other addresses and telecopier numbers as a party may design ate bynotice to the other parties):

Sellers,  any  Seller,  or  Sellers'  Representative:

c/o  FNL  Management  Corp.
Four  Commerce  Park  Square,  Suite  445
23200  Chagrin  Boulevard
Cleveland,  Ohio  44122
Attention:    Frank  N.  Linsalata,  President
Facsimile  No.:    216-831-0015

with  a  copy  to:

Calfee,  Halter  &  Griswold  LLP
1400  McDonald  Investment  Center
800  Superior  Avenue
Cleveland,  Ohio  44114-2688
Attention:    Ronald  H.  Neill,  Esq.
Facsimile  No.:    216-241-0816

Buyer:

Reliant  Building  Products,  Inc.
3030  LBJ  Freeway,  Suite  300
Dallas,  Texas  75234
Attention:    President
Facsimile  No.:    (972)  929-1030

with  a  copy  to:

Kelly,  Hart  &  Hallman,  P.C.
201  Main  Street,  Suite  2500
Fort  Worth,  Texas  76102
Attention:    Kevin  G.  Levy,  Esq.
Facsimile  No.:    (817)  878-9285

Escrow  Agent:

Bank  One  Trust  Company,  N.A.
100  East  Broad  Street,  OH1-0181
Columbus,  Ohio  43215
Attention:    Michael  Dockman
Facsimile  No.:    (614)  248-5195

with  a  copy  to:

Bank  One  Trust  Company,  N.A.
Corporate  Trust  Account  Administration
235  West  Schrock  Road,  OH1-0380
Westerville,  Ohio  43081
Attention:    Tom  Rose
Facsimile  No.:    (614)  244-5185

      9.          JURISDICTION;  SERVICE  OF  PROCESS

          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the federal or state courts of the Sta te ofDelaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. As long as service of process is effected as required by such court, process in any action or proceeding so commenced may be served on any party anywhere in the world.

     10.          COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

     11.          SECTION  HEADINGS

          The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     12.          WAIVER

           The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in p art, bya waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     13.          EXCLUSIVE  AGREEMENT  AND  MODIFICATION

           This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Sellers and the Escrow Agent.

     14.          GOVERNING  LAW

           This  Agreement  shall  be  governed  by  the  laws of the State of
Delaware,  without    regard  to  conflicts  of  law  principles.

            {The  remainder  of  this  page  is  intentionally  left  blank.}

     IN WITNESS WHEREOF, the parties have executed and delivered this Indemnification Escrow Agreement as of the date first written above.

BANK  ONE  TRUST  COMPANY,  N.A.                              RELIANT BUILDING
PRODUCTS,  INC.


By:  /s/  Micheal Dockman                              By:  /s/ David G. Fiore
    ---------------------                              -----------------------
Its:  AVP                                               Its: President and CEO
    ---------------------                               ----------------------


FNL  MANAGEMENT  CORP.,

as  Sellers'  Representative  hereunder



By:  /s/  Frank  N.  Linsalata
    -----------------------------
    Frank  N.  Linsalata,  President

 {Sellers'  counterpart  signature  pages  follow.}